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                                                                   EXHIBIT 21.1
                                                                   ------------
                                  RPM, INC.
                                  ---------

        The following is a list of the direct subsidiaries of RPM, Inc. as of August 15, 1996:

                                                                Percentage of
                                     Jurisdiction of           Securities Owned
Name                                 Incorporation                By RPM, Inc.
- ----                                 ---------------           ----------------
Bondex International, Inc.             Ohio                           100%

Consolidated Coatings                  Ohio                           100%
  Corporation

Day-Glo Color Corp.                    Ohio                           100%

Kop-Coat, Inc.                         Ohio                           100%

Mameco International, Inc.             Ohio                           100%

Republic Powdered Metals, Inc.         Ohio                           100%

RPM of North Carolina, Inc.            Ohio                           100%

Talsol Corp.                           Ohio                           100%

Euchem, Inc.                           Ohio                           100%

The Testor Corporation                 Ohio                           100%

Westgate Advertising, Inc.             Ohio                           100%

Label Systems Corporation              Connecticut                    100%

Carboline Company                      Delaware                       100%

Narragansett/DSI Acquisition           Delaware                       100%
  Co., Inc.

Okura Holdings, Inc.                   Delaware                       100%

RPM World Trade, Inc.                  Delaware                       100% (1)

Simian Company, Inc.                   Delaware                       100%

Stonhard, Inc.                         Delaware                       100%

Wisconsin Protective Coatings          Delaware                       100%
  Corp.

American Emulsions Co., Inc.           Georgia                        100%

Dynatron/Bondo Corporation             Georgia                        100%

TCI, Inc.                              Georgia                        100%

Design/Craft Fabric Corporation        Illinois                       100%



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
                                                                Percentage of
                                     Jurisdiction of           Securities Owned
Name                                 Incorporation                By RPM, Inc.
- ----                                 ---------------           ----------------
Rust-Oleum Corporation                 Illinois                       100%

Star Finishing Products, Inc.          Illinois                       100%

Chemical Specialties                   Maryland                       100%
  Manufacturing Corporation

RPM of Mass., Inc.                     Massachusetts                  100%

Craft House Corporation                Michigan                       100%

William Zinsser and Co.                New Jersey                     100%
  Incorporated

Floquil-Polly S Color Corp.            New York                       100%

Fopeco, Inc.                           New York                       100%

Mohawk Finishing Products,             New York                       100%
  Inc.

Chemical Coatings, Inc.                North Carolina                 100%

Sentry Polymers, Inc.                  Texas                          100%

First Colonial Insurance               Vermont                        100%
  Company

Bondex International                   Canada                         100%
  (Canada) Ltd.

RPM/Belgium N.V.                       Belgium                         96% (2)

RPOW/France S.A.                       France                         100%

RPM/Europe B.V.                        Netherlands                    100%

RPM/Luxembourg S.A.                    Luxembourg                      88% (3)

RPM Asia Pte. Ltd.                     Singapore                      100%

- ------------------

(1)  DISC Corporation

(2)  The remaining 4% is owned by an affiliate of RPM, Inc.

(3)  The remaining 12% is owned by an affiliate of RPM, Inc.


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